UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2013

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037

(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2013, South Jersey Industries, Inc. (the “Company”) entered into an unsecured $50 million amended and restated term loan credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) as lender and as administrative agent. The maturity date of the term loan is October 23, 2015, at which time the principal and any accrued but unpaid interest must be paid.

The Credit Agreement amends, restates, replaces and combines (a) the Company’s unsecured $20 million Term Loan Credit Agreement, dated as of June 1, 2012, with JPMorgan and (b) the Company’s unsecured $30 million Letter of Credit Reimbursement Agreement, dated as of December 20, 2007, with JPMorgan, as amended. Both of such previous facilities would have matured on November 1, 2013. Accordingly, there will be no new proceeds to the Company as a result of entering into the Credit Agreement.

The term loan bears interest at a variable base rate or a variable Eurodollar rate based on the London Interbank Offered Rate (“LIBOR”), at the Company’s election. Interest on base rate loans will be equal to the highest of: (a) the Federal Funds Rate plus 0.5%; (b) the agent’s daily “prime rate”; and (c) the Eurodollar rate (determined by reference to LIBOR) plus 1%; plus in each case, an applicable margin that may range from zero to .25%, depending on the Company’s unsecured credit rating. Interest on Eurodollar rate loans will be determined by reference to LIBOR plus an applicable margin that may range from 0.85% to 1.25%, depending on the Company’s unsecured credit rating.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.65 to 1.0 (as such terms are defined in the Credit Agreement), and customary events of default.

JPMorgan has in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates of JPMorgan have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1
Term Loan Credit Agreement, dated as of October 28, 2013, among South Jersey Industries, Inc., the several lenders from time to time party thereto, and JP Morgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: October 30, 2013	By:	/s/ David A. Kindlick
Name: David A. Kindlick Title: Senior Vice President & Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

10.1
Term Loan Credit Agreement, dated as of October 28, 2013, among South Jersey Industries, Inc., the several lenders from time to time party thereto, and JP Morgan Chase Bank, N.A., as administrative agent.